Exhibit (h)(3)

FORM OF DEALER AGREEMENT

FOR

WILDERMUTH ENDOWMENT STRATEGY FUND

[DATE]

Ladies and Gentlemen:

Realty Capital Securities, LLC, as distributor (the “Distributor”), has entered into a distribution agreement (the “Distribution Agreement”), as amended or supplemented from time to time, between ourselves and the Wildermuth Endowment Strategy Fund, a closed-end management investment company that is operated as an interval fund identified (the “Trust”). As of the date of this Agreement the Trust consists only of a single undivided investment portfolio (the “Fund”) but which in the future may consist of separate investment portfolios, or series (each, also a “Fund”). Pursuant to the Distribution Agreement, the Distributor acts as exclusive distributor of shares of beneficial interest (the “Shares”), of the Trust. The Fund may offer one or more classes of its Shares (each a “Class”), which Classes shall have such relative rights and conditions and shall be sold in the manner and on the terms set forth from time to time in each Fund’s Prospectus and SAI (as defined below).

Pursuant to the Distribution Agreements, we have been authorized to make arrangements for securities dealers which can make the representation set forth in Section 6(f) of this Agreement to solicit from the public orders to purchase the Class of Shares of the Fund listed from time to time on Schedule A hereto. You are hereby invited to become one of such securities dealers (each such securities dealer, an “Authorized Dealer”). This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer, such agreement to be effective on your confirmation hereof. This Dealer Agreement shall herein be referred to as the “Agreement”.

You understand that (a) we may, at any time at our option, act as an Authorized Dealer, (b) except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with other securities dealers (including bank-affiliated securities dealers), (c) the Trust and we may modify, suspend, terminate or withdraw entirely the offering of Shares of the Fund or any Class thereof at any time without notice to you and without incurring any liability or obligation to you, (d) the Trust or we may, upon notice, change the public offering price, sales charge (if any), or dealer allowance (if any) applicable to the Fund or any Class thereof, and (e) we shall be under no liability to you or to your customers except for lack of good faith and for obligations expressly assumed by us herein.

1. Role of Authorized Dealers; Sale of Shares. (a) As an Authorized Dealer, you shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares of the Fund. You or your agents will discuss with each customer the customer’s overall investment needs and will assist the customer in evaluating what portion of the customer’s assets is suitable for investment in Shares of the Fund, and you shall remain solely responsible for all suitability determinations made in regard to the customer’s investment in Shares. As, when and if you determine to purchase Shares of the Fund or you receive a customer order for the purchase of Shares of the Fund and you determine to accept such order, you shall comply with the procedures relating to the purchase of Shares of such Fund as set forth in the prospectus relating to the Shares of such Fund or the relevant Class thereof (the “Prospectus”) and the statement of additional information relating to the Shares of such Fund or the relevant Class thereof (the “SAI”), each as most recently amended or supplemented. In addition, as the Fund is an “interval fund” that makes periodic offers to repurchase Shares from shareholders (a “Repurchase Offer”) pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) you shall comply with the procedures for such Repurchase Offers as set forth in the Prospectus, SAI or any notification from us or the Fund relating to a Repurchase Offer (“Repurchase Offer Notice”). The procedure relating to the handling of orders shall be subject to such further instructions as we or the Trust shall forward to you in writing from time to time.

(b) All orders for the purchase of Shares of any Class of the Fund shall be executed at the then applicable public offering price and subject to the minimum investment amount set forth in the Prospectus for such Fund or Class, subject to any waivers or reductions of the initial sales charge, if any, that may apply to such Class (the “Sales Charge”) or dealer allowances (the “Dealer Allowances”) as described in such Prospectus as amended from time to time; and all repurchases of Shares of any Class by the Fund shall be executed at the net asset value per Share less any applicable deferred Sales Charge, redemption fee or early withdrawal charge as described in the Prospectus for such Fund or Class at the time of the initial sale of such Shares. Any amendment to a Prospectus which affects the Sales Charge, Dealer Allowance, waivers or discounts shall not affect the Sales Charge, Dealer Allowance, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of notice of such amendment. Your placement of an order for Shares of the Fund or Class after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. You also acknowledge that the amounts charged to the public for Shares of the Fund or Class may include such transaction fees (“Transaction Fees”) as may be described in the relevant Prospectus and SAI. The Distributor shall make a reasonable effort to notify you of any redetermination or suspension of the public offering price, but the Distributor shall be under no liability for failure to do so. Reduced Sales Charges may also be available as a result of a cumulative discount or pursuant to a statement of intent as set forth in the Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Charges.

(c) You agree to buy Shares of the Fund for purchase by your customers only through us and not from any other sources and to tender Shares of the Fund for repurchase only to us, as the Trust’s redemption agent or to the Trust itself and not to any other purchasers. (You understand that we shall have no obligation to sell Shares of the Fund to you at such times as we are not acting as distributor for such Fund). You agree to purchase Shares of the Fund from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

All orders for Shares of the Fund are subject to acceptance or rejection by the Distributor or the Trust in the sole discretion of either. No conditional orders will be accepted.

(d) In purchasing Shares of the Fund through us, you shall rely solely on the representations contained in the Prospectus and SAI relating to such Fund, as most recently amended, and in the registration statement on Form N-2 relating to the Shares, including all exhibits, as of the effective date of the most recent post-effective amendment thereto (the “Registration Statement”). You will not furnish to any person any information relating to the Shares of the Fund, the Trust or us that is inconsistent with information contained in the relevant Prospectus, SAI and Registration Statement, or any printed information issued by the Fund or us as information supplemental to such Prospectuses and SAIs; and you will not publish or use any other advertising or sales material relating to the Fund or us without our prior written consent (but, notwithstanding such consent, you shall remain solely responsible for any advertising or sales material you prepare). You agree to indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject in respect of any such information, advertising or sales material that is furnished to any person, published or used without our prior written consent.

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(e) In all sales of Shares of the Fund to the public, you shall act as dealer for your own account, whether as agent or principal. In connection with the transmission of purchase, tender for repurchase, redemption, exchange, and/or transfer requests placed by customers, you are authorized to receive such orders from customers on the Trust’s behalf and will follow the procedures as agreed between the parties from time to time. Subject to your compliance with those procedures, the Authorized Dealer will be considered a limited agent for the Distributor and the Trust solely for the purpose of receiving such orders. All other services provided by the Authorized Dealer will be provided by the Authorized Dealer either as an independent contractor or as agent for its customers and not as agent for the Trust, the Distributor or any of their affiliates. You agree that neither the Distributor nor the Fund nor any of their agents shall have any responsibility or liability to review any purchase, tender for repurchase, redemption, exchange, and/or transfer request which is presented by the Authorized Dealer (A) to determine whether such request is genuine or authorized by the customer of the Authorized Dealer; or (B) to determine the suitability of the selected Class or Fund for such customer. The Distributor, each Fund and their agents shall be entitled to rely conclusively on any purchase, tender for repurchase, redemption, exchange, and/or transfer request communicated to any of them by the Authorized Dealer, and shall have no liability whatsoever for any losses, claims or damages to or against the Authorized Dealer or any customer resulting from a failure of the Authorized Dealer to transmit any such request, or from any errors contained in any request. Any such failure or error shall be the responsibility of the Authorized Dealer. The Distributor and the Authorized Dealer agree that the procedures for the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares, including all relevant time and notification requirements, specified in the then-effective prospectuses, Repurchase Offer Notice or as communicated to the Authorized Dealer by the Fund or the Distributor, shall govern the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares for the accounts of the Authorized Dealer’s customers.

(f) You agree that we shall have full authority to act upon your express instructions to repurchase or exchange Shares of the Fund on behalf of your customers under the terms and conditions provided in the Prospectus and the SAI for the relevant Fund or Class. You agree to indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject as a result of any action taken with respect to repurchases or exchanges upon your express instructions.

(g) You acknowledge and understand that Shares of the Fund will not be listed for trading on any national securities exchange and though the Trust intend to make periodic repurchases of a portion of Funds Shares, the Shares should be considered to be illiquid and not readily marketable. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY THE TRUST, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(h) The names and addresses and other information concerning your customers are and shall remain your sole property, and neither we nor our affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this paragraph 1(g) shall not prohibit us or any of our affiliates from utilizing for any purpose the names, addresses or other information concerning any of your customers if such names, addresses or other information are obtained in any manner other than from you pursuant to this Agreement. The provisions of this paragraph 1(g) shall survive the termination of this Agreement.

2. Orders and Payment for Shares. (a) Upon receipt from you of any order to purchase Shares of the Fund and, if a new account, an account information form, we shall confirm receipt of such order to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time.

Payment for Shares of any Class ordered from us, in the amount of the then-current public offering price of Shares of such Class as determined in accordance with the terms of the applicable Prospectus, shall be made in federal funds or by check or bank wire and must be received by the Trust’s agent, [__________________], within three business days or such other settlement period as may then be required by Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Required Settlement Period”).

(b) If payment is not received within the Required Settlement Period after the execution of any order by or through you, the Distributor reserves the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by the Distributor or by the Trust resulting from such failure.

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3. Compensation. (a)(i) When you sell Shares of the Fund, you will be entitled to receive that portion of the Sales Charge, if any, and any other compensation, that may apply to such Fund and Class and that is allocated to Authorized Dealers as set forth in the applicable Prospectus or in any notice in writing from us, in connection with purchases of such Shares effected to or through you. You acknowledge that such Prospectus or writing may set forth a description of waivers or reductions of the Sales Charge in certain cases and you hereby agree to inform us if any such waiver or reduction is applicable to an order placed through you and waive such portion of the Sales Charge otherwise allocable to you. We will remit or cause to be remitted to you or to an account you shall designate, that portion of the Sales Charge, if any, to which you are entitled and not yet paid to you, after deduction of the portion allocated to us. With respect to Shares subject to any deferred sales charge or early withdrawal fee, you shall be entitled at the time of sales of such Shares to compensation specified in the applicable Prospectus or in any notice in writing from us but shall not be entitled to any portion of the Sales Charge paid at the time of redemption or repurchase of such Shares. You shall not be entitled to any portion of a Sales Charge or other compensation until payment for the Shares has been received as contemplated by Section 2.

(ii) We will pay to you a portion, to be agreed between us from time to time (determined based on the net assets of the relevant Fund attributable to Shares owned by your customers), of the fees payable to us pursuant to a Service Plan adopted by the Fund. Such fees may be paid for personal and account maintenance services which include, but are not limited to, responding to inquiries of, and furnishing assistance to, shareholders regarding their ownership of Shares of the Fund or their accounts or the provision of other services not otherwise provided by or on behalf of the Fund.

In determining the amount of any commission payable to you, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the applicable Fund’s Prospectus and the provisions of this Agreement.

(b) Notwithstanding the provisions of paragraph (a), if any Shares sold to you under the terms of this Agreement are tendered for redemption or repurchase within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any compensation with respect to such Shares. We shall notify you of any such redemption or repurchase within ten business days from the date on which the request for redemption or repurchase is delivered to us or to the relevant Fund, and you shall immediately refund to us any compensation allowed or paid in connection with such sale.

(c) If requested by any customer, you shall provide the information regarding each Class offered by the Fund as contemplated by the applicable Prospectus, whether or not you offer such Class to your customers. In the event that you offer more than one Class of the Fund to your customers, you shall act in good faith in advising your customers as to the relative advantages of each Class offered through you and as to the availability of any waivers or reductions in Sales Charges.

4. Blue Sky and Other Qualifications.

(a) Upon application by you, we shall inform you as to any advice received by us from counsel concerning the jurisdictions in which the Shares of the Fund or any Class thereof have been qualified for offer or sale or are exempt under the securities or Blue Sky laws of such jurisdictions, but we shall not be responsible for qualifying the Trust or the Shares of its Funds or any Class thereof for sale in any jurisdiction or for the issuance, form, validity, enforceability or value of Shares of the Fund or any Class thereof; and we assume no obligation or responsibility as to your right to offer or sell Shares of the Fund or any Class thereof in any jurisdiction. You shall be responsible for such qualification, if necessary, required under the securities or Blue Sky laws of all jurisdictions relating to your ability to lawfully act as an Authorized Dealer (collectively, “Broker-Dealer Qualification Laws”). You will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject insofar as such liabilities arise out of or are based upon any violation of any Broker-Dealer Qualification Law.

(b) Each order that you submit to us for the purchase of Shares of the Fund shall identify the state or states of residence of the customers who will be the beneficial owners of such Shares. If the sale of Shares of such Fund to customers in a particular state would cause the total number of Shares of such Fund sold in such state to exceed the number of Shares of such Fund that had been registered in such state, we will have no obligation to sell such Shares to you or to your customer. You will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we may become subject as a result of any misrepresentation as to the state of residence of customers for whom you purchase Shares.

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5. Anti-Money Laundering. You and your agents are required either by law, regulation or order, or as a matter of good practice, to operate policies and procedures for the purpose of guarding against money laundering activities. Among other matters, those policies and procedures include the identification of customers and the source of moneys provided by customers, the identification of “suspicious transactions” and the adoption of anti-money laundering programs. As a consequence, you hereby agree that you will identify your customers underlying each transaction and the source of the moneys used for each transaction, and will identify whether such transactions are “suspicious transactions.” In addition, you hereby agree that you will fully comply with all applicable anti-money laundering laws, regulations and orders, as now or hereafter in force. Without limiting the generality of the foregoing, you agree that in respect of each order for the purchase of Shares placed by or on behalf of your customers: (a) you have obtained recent evidence satisfactory in nature to establish the identity of each customer and/or principal to the transaction and the beneficial owner(s) of the Shares so purchased; (b) such evidence will be reported by you, as required, to the appropriate regulatory authorities and, on request will be made available to us or to our agents for regulatory purposes; and (c) you will identify any suspicious transaction to us.

6. Representations, Warranties and Undertakings. You represent and warrant to and undertake that:

(a) You are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which you are organized, and are qualified to act as a broker-dealer in the states or other jurisdictions in which you transact business.

(b) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for your lawful execution and delivery of this Agreement and your performance hereunder have been obtained.

(c) Upon execution and delivery by you, and assuming due and valid execution by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.

(d) You are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), Section 4(3) of the Securities Act of 1933 (the “Securities Act”) and Section 24(d) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and agree that you will comply therewith and that you will deliver a prospectus and any supplements to all customers for whom you accept an order for purchase of Shares. You agree to promptly deliver to any purchaser whose Shares you are holding as record holder any prospectus supplements, copies of the annual and interim reports and proxy solicitation or other materials relating to the Shares. In connection with a repurchase offer for Shares of the Fund, you agree to deliver promptly or cause to be delivered promptly to each person to whom any such offer is made, a copy of the Repurchase Offer Notice. You agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of the Prospectuses, SAIs, annual or interim reports, proxy solicitation materials and Repurchase Offer Notice of the Trust will be supplied to you as you reasonably request. You further agree to promptly transmit repurchase requests from your customers to the Fund or its transfer agent or other designee.

Upon your receipt from a customer of an order for the purchase of Shares of the Fund, you shall send to the customer a written confirmation of the transaction that satisfies the requirements of Rule 10b-10 under the Exchange Act. In addition, upon our receipt of payment for Shares of the Fund ordered from us through or by you, we shall send to the customer a written confirmation of such transaction; provided, however, that we shall not send such confirmation to the customer in such cases where you are the record owner of such Shares or where we have agreed with you that we shall not send such confirmation to the customer.

(e) You will obtain from each customer to whom you sell Shares of the Fund any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1954, as amended (the “Code”), and the regulations promulgated thereunder.

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(f) You are a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”) or, if you are not such a member, you are a foreign bank or a dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of FINRA, with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750 of the Conduct Rules of the National Association of Securities Dealers, Inc. and with Section 2420 thereof as that Section applies to a non-FINRA member broker or dealer in a foreign country.

(g) You agree that you will maintain the registrations, qualifications and memberships referred to in paragraphs (a) and (f) in good standing and in full force and effect throughout the term of this Agreement.

(h) You undertake to comply with respect to your offering of Shares of the Fund to the public pursuant to this Agreement with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and with the applicable rules of FINRA, and you will indemnify and hold us harmless against any liabilities (including costs of investigation and defense) to which we become subject in respect of your breach of this Section 6.

(i) You covenant and agree that you will only offer or sell Shares of the Fund to “U.S. persons” and that all offering or other solicitation activities in which you engage shall be conducted by you or any of your agents solely within the “United States”, in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended. In addition, you covenant and agree that you shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of your customers and shall update such Form W-9’s as may be required by law.

7. Termination. Either party to this Agreement may cancel this Agreement at any time by 30 days’ prior written notice to the other party. Such cancellation shall be effective upon receipt of such notice. In addition, this Agreement shall terminate automatically upon its attempted assignment or upon: (i) the happening of any event that terminates any Trust’s Distribution Agreement with us; (ii) termination or suspension of Authorized Dealer’s registration with the SEC; (iii) termination or suspension of Authorized Dealer’s membership with FINRA; or (iv) termination or suspension of Authorized Dealer’s license to do business by any state or other jurisdiction. You agree to notify us promptly in writing of any such action or event.

8. Representations to Survive. The agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Sections 1(d), 1(f), 1(g), 2(b), 3(b), 4, 5, 6 and 8 of this Agreement shall survive the offer and sale of the Shares of the Fund, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

9. No Association or Agency. Nothing herein contained shall be considered to establish an exclusive arrangement or constitute us partners with you or with any other Authorized Dealer. We and you hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Code and agree not to take any position inconsistent with that election.

Except as provided in Section 1(e), neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party’s prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

10. Notices. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Realty Capital Securities, LLC [____________________], Attention: Registration Department (Distributor) or, in each case, such other address as may be notified to the other party.

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11. Amendments. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the New York Stock Exchange, Inc. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in New York, New York before three arbitrators, all of whom shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14. Important Information. In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each person or entity that opens an account. When the Authorized Dealer opens an account, the Trust will ask for your name, address, identification number and other information that will allow us to identify the customer. The Trust may also ask to see government-issued identifying documents.

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Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

Very truly yours,

__________________
Realty Capital Securities, LLC

Confirmed: December __, 2013

(Name of Authorized Dealer)	(Identify whether self-clearing or
agency
used for clearing purposes)

By
(Authorized Signature)
(Identify whether FundSERV eligible)
Printed name of person signing

Title of person signing

Dealer Number
Street Address

City State Zip

Fax No.

Telephone No.

Email Address

Firm Taxpayer Identification No.

Marketing Contact	Address for contact, if different from
above

Operations Contact

Compliance Officer

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SCHEDULE A

Share Class
Common Shares

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